Exhibit 99.1

Contact:

Rebecca Simon

Burr, Pilger & Mayer LLP

650.329.0720

hearme@bpmllp.com

HearMe To Cease Periodic SEC Reporting

San Francisco, CA — (July 9, 2002) — HearMe (OTCBB:  HEARZ.OB) (“HearMe” or the “Company”) today announced its intention to cease filing periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  HearMe does not intend to file quarterly reports on Form 10-Q or annual reports on Form 10-K with the SEC, but will continue to disclosure material events by filing current reports on Form 8-K with the SEC.

HearMe has discontinued conducting business, and in October 2001 HearMe’s stockholders adopted and approved a Plan of Liquidation and Dissolution.  In November 2001, HearMe filed a Certificate of Dissolution with the Secretary of State of the State of Delaware to dissolve its corporate existence and closed its stock transfer books.  Subsequent to November 2001, HearMe disposed of substantially all of its assets and settled most of its material obligations.  In March 2002, HearMe made a distribution of net available assets of $0.18 per share to its stockholders (the “Initial Distribution”).  In accordance with Delaware law, the Company intends to maintain a quasi-corporate existence for the purpose of winding down its affairs through at least November 2004.

The Company made its determination following a review of a number of factors, including relevant provisions of the Exchange Act and related SEC releases, rules and regulations, as well as SEC no-action authority with respect to the provision of relief from Exchange Act reporting requirements.  This review affirms the Company’s belief that it is in the best interest of its stockholders for it to cease filing periodic reports under the Exchange Act. Given that the Company (i) has completely ceased its business operations and has no employees, (ii) has made the Initial Distribution and subsequent to the Initial Distribution filed its audited financial statements for the year ended December 31, 2001 in its annual report on Form 10-K, as well as unaudited financial statements for the three months ended March 31, 2002 in its quarterly report on Form 10-Q, and (iii) intends to continue to file current reports on Form 8-K when and as necessary, including, but not limited to, with respect to all material events relating to the Company’s winding-up and dissolution, the additional disclosure required by annual reports on Form 10-K and quarterly reports on Form 10-Q is of minimal value to stockholders and the public.  Meanwhile, the substantial burden and expense of such additional compliance would have a significant impact on the Company’s remaining assets and capital, reducing the amounts available for potential future distributions to stockholders of net available assets.

The Company intends to continue to monitor SEC guidance and practice in this regard, and it is possible that in the future the Company will determine that it is in the best interest of its stockholders to re-commence filing periodic reports under the Exchange Act.

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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and may include words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions.  These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements.  No assurance can be given that the wind-down of HearMe will result in any remaining capital for distribution to stockholders.  HearMe may not be able to negotiate a settlement of all of its obligations to creditors.  Other potential risks and uncertainties include, without limitation: uncertainty relating to the amount or timing of any distributions to stockholders; the liability of HearMe’s stockholders for HearMe’s liabilities in the event contingency reserves are insufficient to satisfy remaining liabilities; litigation that may arise as a result of HearMe’s plan to wind down its operations; the impact of HearMe’s decision to cease filing periodic reports, or of any decision by HearMe to reinitiate filings of such reports; and actions taken by the SEC or other parties relating to HearMe’s determination.  Certain of these and other risk factors are described in detail in HearMe’s filings with the SEC.  HearMe does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.